EXHIBIT 16.1


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
_____________________________



August 12, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   American Exploration Corporation

Dear Sirs:

We were previously the principal auditors for American Exploration Corporation and we reported on the financial statements of American Exploration Corporation for the period from inception, May 11, 2006 to March 31, 2009. We have read American Exploration Corporation 's statements under Item 4 of its Form 8-K, dated August 12, 2009, and we agree with such statements.

For the most recent fiscal period through to August 12, 2009, there have been no disagreements between American Exploration Corporation and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,


/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
    Moore & Associates, Chartered
    Las Vegas, Nevada


                 6490 West Desert Inn Road, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501